EXHIBIT 23.5

CONSENT OF HOVDE FINANCIAL LLC

We hereby consent to the inclusion of our opinion letter, dated November 16, 2006, to the Board of Directors of Independent Community Bank, a Florida commercial bank (“Independent Community Bank”), as an Appendix to the proxy statement/prospectus relating to the proposed merger of Independent Community Bank with and into Sun American Bank, a Florida commercial bank and subsidiary of Sun American Bancorp, a Delaware corporation, contained in the Registration Statement on Form S-4 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “SEC”), and to the reference to our firm and such opinions in such proxy statement/prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

/s/ HOVDE FINANCIAL LLC

HOVDE FINANCIAL LLC

Date: December 15, 2006